Exhibit 99.1

Tyler Technologies Reports Second Quarter 2013 Earnings

Quarterly revenues exceed $100 million for first time

DALLAS – July 24, 2013 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the second quarter ended June 30, 2013.

Second Quarter Financial Highlights:

•

Total revenue was $103.1 million in the second quarter of 2013, up 12.8 percent from $91.4 million in the second quarter of 2012. Organic revenue growth was 9.5 percent and acquisitions accounted for 3.3 percent growth.

•

Recurring software revenue from maintenance and subscriptions was $60.5 million for the quarter, an increase of 15.0 percent compared to the second quarter of 2012, and comprised 58.7 percent of second quarter 2013 revenue.

•	Operating income for the quarter was $15.3 million, an increase of 23.2 percent from the second quarter of 2012.

•	Net income for the quarter was $9.0 million, or $0.26 per diluted share, compared to $7.1 million, or $0.22 per diluted share, for the second quarter of 2012.

•	Cash flow from operations for the quarter was negative $498,000, compared to negative $9.7 million for the second quarter of 2012.

•	Non-GAAP operating income for the quarter was $19.9 million, up 25.6 percent from $15.8 million for the second quarter of 2012.

•	Adjusted EBITDA for the quarter was $21.5 million, an increase of 23.4 percent, compared to $17.4 million for the second quarter of 2012.

•	Non-GAAP net income for the quarter was $12.2 million, or $0.36 per diluted share, compared to $9.5 million, or $0.29 per diluted share, for the second quarter of 2012.

•

Total backlog was a record $430.9 million at June 30, 2013, up 19.7 percent from $360.0 million at June 30, 2012. Software-related backlog (excluding appraisal services) was $411.1 million, an increase of 25.3 percent compared to $328.0 million at June 30, 2012.

“We are pleased with the results Tyler Technologies achieved in the second quarter, with quarterly revenues surpassing $100 million for the first time,” said John S. Marr Jr., Tyler’s president and chief executive officer. “Software licenses and royalties revenue increased almost 20 percent, while our subscription revenues grew more than 31 percent, as adoption of our SaaS model and e-filing offerings continues to expand. Our non-GAAP operating margin improved 200 basis points to 19.3 percent and non-GAAP net income rose 29 percent.

“Our bookings increased 24 percent over the second quarter of 2012, as we signed several significant contracts, including an $18 million contract with New York City for our iasWorld® property tax solution and an agreement with the city of Columbus, Ohio, valued at more than $5 million for the Microsoft Dynamics® AX ERP solution. We ended the second quarter with a record backlog of $431 million. We continue to be encouraged by improving market conditions as well as our competitive strengths, and we look forward to building on our success in the second half of the year while investing in growth initiatives like our e-filing solution for Texas courts and expanding our subscription revenues,” said Mr. Marr.

- more -

Tyler Technologies Reports Earnings

For Second Quarter 2013

July 24, 2013

Guidance for 2013

As of July 24, 2013, Tyler Technologies is providing the following guidance for the full year 2013:

•	Tyler expects total revenues for 2013 to be in the range of $411 million to $416 million.

•	Tyler expects 2013 diluted earnings per share to be approximately $1.08 to $1.14.

•	Tyler expects 2013 non-GAAP diluted earnings per share to be approximately $1.44 to $1.50.

•	Tyler expects pretax non-cash, share-based compensation expense to be approximately $11.5 million.

•	Tyler expects that its effective tax rate for 2013 will be approximately 40 percent.

•

Tyler expects that capital expenditures for the year will be between $25.5 million and $26.5 million, including approximately $17.8 million related to real estate, and that total depreciation and amortization expense is expected to be between $14.0 million and $14.5 million, including approximately $6.5 million of amortization of acquisition intangibles.

Conference Call

Tyler Technologies will hold a conference call on Thursday, July 25, at 10:00 a.m. Eastern Daylight Time to discuss the Company’s results. To participate in the teleconference, please dial into the call a few minutes before the start time: 877-317-6789 (U.S. callers) and 412-317-6789 (international callers), and reference confirmation code 10030606 when prompted. A replay will be available two hours after the completion of the call through July 31, 2013. To access the replay, please dial 877-344-7529 (U.S. callers) and 412-317-0088 (international callers) and reference passcode 10030606. The live webcast and archived replay can also be accessed in the Investor section of Tyler’s website at www.tylertech.com.

About Tyler Technologies, Inc.

Tyler Technologies is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector — cities, counties, schools and other government entities — to become more efficient, more accessible and more responsive to the needs of citizens. Tyler’s client base includes more than 11,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. Forbes has named Tyler one of “America’s Best Small Companies” five times in the last six years. More information about Dallas-based Tyler Technologies can be found at www.tylertech.com.

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Tyler Technologies Reports Earnings

For Second Quarter 2013

July 24, 2013

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance. Tyler believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense and expenses associated with amortization of intangibles arising from business combinations. We use these measures and believe they are useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

- more -

Tyler Technologies Reports Earnings

For Second Quarter 2013

July 24, 2013

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our customers, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) material portions of our business require the Internet infrastructure to be further developed or adequately maintained; (4) our ability to achieve our financial forecasts due to various factors, including project delays by our customers, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (5) economic, political and market conditions, including the recent global economic and financial crisis, and the general tightening of access to debt or equity capital; (6) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (7) our ability to successfully complete acquisitions and achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (8) competition in the industry in which we conduct business and the impact of competition on pricing, customer retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

###

(Comparative results follow)

Contact: Brian K. Miller

Executive Vice President - CFO

Tyler Technologies, Inc.

(972) 713-3720

brian.miller@tylertech.com

13-43

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Software licenses and royalties	$10,090	$8,422	$18,920	$15,985
Subscriptions	13,863	10,553	27,336	20,521
Software services	24,085	21,737	44,546	40,267
Maintenance	46,639	42,060	92,689	81,910
Appraisal services	5,056	5,771	10,647	11,453
Hardware and other	3,355	2,825	4,749	3,955

Total revenues	103,088	91,368	198,887	174,091
Cost of revenues:
Software licenses and royalties	692	484	1,118	1,050
Acquired software	523	482	1,072	892
Software services, maintenance and subscriptions	48,833	43,118	95,215	82,931
Appraisal services	3,418	3,876	7,217	7,672
Hardware and other	2,580	2,709	3,378	3,428

Total cost of revenues	56,046	50,669	108,000	95,973
Gross profit	47,042	40,699	90,887	78,118
Selling, general and administrative expenses	24,971	21,699	47,617	43,034
Research and development expense	5,594	5,408	11,192	10,502
Amortization of customer and trade name intangibles	1,128	1,137	2,259	2,083

Operating income	15,349	12,455	29,819	22,499
Other expense, net	296	773	634	1,476

Income before income taxes	15,053	11,682	29,185	21,023
Income tax provision	6,006	4,577	11,645	8,237

Net income	$9,047	$7,105	$17,540	$12,786

Earnings per common share:
Basic	$0.29	$0.24	$0.55	$0.42

Diluted	$0.26	$0.22	$0.51	$0.39

Weighted average common shares outstanding:
Basic	31,617	30,171	31,670	30,175
Diluted	34,290	32,769	34,279	32,732

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$47,042	$40,699	$90,887	$78,118
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	343	257	679	505
Add: Amortization of acquired software	523	482	1,072	892

Non-GAAP gross profit	$47,908	$41,438	$92,638	$79,515

Non-GAAP gross margin	46.5%	45.4%	46.6%	45.7%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$15,349	$12,455	$29,819	$22,499
Non-GAAP adjustments:
Add: Share-based compensation expense	2,903	1,768	5,478	3,603
Add: Amortization of acquired software	523	482	1,072	892
Add: Amortization of customer and trade name intangibles	1,128	1,137	2,259	2,083

Non-GAAP adjustments subtotal	$4,554	$3,387	$8,809	$6,578

Non-GAAP operating income	$19,903	$15,842	$38,628	$29,077

Non-GAAP operating margin	19.3%	17.3%	19.4%	16.7%

Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$9,047	$7,105	$17,540	$12,786
Non-GAAP adjustments:
Add: Total non-GAAP adjustments affecting operating income	4,554	3,387	8,809	6,578
Less: Tax impact related to non-GAAP adjustments	(1,375)	(1,015)	(2,654)	(1,947)

Non-GAAP net income	$12,226	$9,477	$23,695	$17,417

Non-GAAP earnings per diluted share	$0.36	$0.29	$0.69	$0.53

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$343	$257	$679	$505
Selling, general and administrative expenses	2,560	1,511	4,799	3,098

Total share-based compensation expense	$2,903	$1,768	$5,478	$3,603

Reconciliation of adjusted EBITDA
GAAP net income	$9,047	$7,105	$17,540	$12,786
Amortization of customer and trade name intangibles	1,128	1,137	2,259	2,083
Depreciation and other amortization included in cost of revenues, SG&A and other expenses	2,231	2,173	4,422	4,253
Interest expense included in other expense, net	164	641	374	1,219
Income tax provision	6,006	4,577	11,645	8,237

EBITDA	$18,576	$15,633	$36,240	$28,578

Share-based compensation expense	2,903	1,768	5,478	3,603

Adjusted EBITDA	$21,479	$17,401	$41,718	$32,181

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$3,068	$6,406
Accounts receivable, net	121,256	99,212
Other current assets	16,716	10,480
Deferred income taxes	5,512	5,544

Total current assets	146,552	121,642
Accounts receivable, long-term portion	800	1,187
Property and equipment, net	55,378	45,381
Non-current investments available-for-sale	2,103	2,037
Other assets:
Goodwill and other intangibles, net	163,300	166,811
Other	795	1,197

Total assets	$368,928	$338,255

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$27,359	$29,185
Deferred revenue	155,903	140,550

Total current liabilities	183,262	169,735
Revolving line of credit	—	18,000
Deferred income taxes	5,511	5,221
Shareholders’ equity	180,155	145,299

Total liabilities and shareholders’ equity	$368,928	$338,255

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$17,540	$12,786
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	6,681	6,336
Share-based compensation expense	5,478	3,603
Excess tax benefit from exercise of share-based arrangements	(5,661)	(1,581)
Changes in operating assets and liabilities, exclusive of effects of acquired companies	(7,452)	(12,719)

Net cash provided by operating activities	16,586	8,425

Cash flows from investing activities:
Proceeds from sales of investments	25	25
Cost of acquisitions, net of cash acquired	(181)	(15,175)
Additions to property and equipment	(13,839)	(4,334)
Decrease (increase) in other	295	(61)

Net cash used by investing activities	(13,700)	(19,545)

Cash flows from financing activities:
(Decrease) increase in net borrowings on revolving line of credit	(18,000)	5,000
Contributions from employee stock purchase plan	1,634	1,166
Proceeds from exercise of stock options	4,481	2,359
Excess tax benefit from exercise of share-based arrangements	5,661	1,581

Net cash (used) provided by financing activities	(6,224)	10,106

Net decrease in cash and cash equivalents	(3,338)	(1,014)
Cash and cash equivalents at beginning of period	6,406	1,326

Cash and cash equivalents at end of period	$3,068	$312